UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015 (April 23, 2015)

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
(a) Pfizer Inc.’s (the "Company") Annual Meeting of Shareholders was held on April 23, 2015.

(b) Shareholders voted on the matters set forth below.

1.  The nominees for election to the Company’s Board of Directors were elected to hold office until the Company’s next Annual Meeting of Shareholders, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker non-votes
Dennis A. Ausiello	4,270,679,785	37,692,308	12,766,411	867,165,448
W. Don Cornwell	4,122,104,144	185,874,891	13,155,783	867,165,448
Frances D. Fergusson	4,270,509,842	38,184,813	12,442,159	867,165,448
Helen H. Hobbs	4,279,835,598	29,555,130	11,746,761	867,165,448
James M. Kilts	4,265,292,752	41,928,799	13,916,799	867,165,448
Shantanu Narayen	4,270,429,787	37,352,458	13,355,906	867,165,448
Suzanne Nora Johnson	4,271,071,678	38,120,022	11,945,916	867,165,448
Ian C. Read	4,122,002,220	162,588,673	36,542,661	867,165,448
Stephen W. Sanger	4,234,759,182	62,444,774	23,933,045	867,165,448
James C. Smith	4,279,060,930	28,961,202	13,116,372	867,165,448
Marc Tessier-Lavigne	4,252,362,471	55,974,784	12,801,200	867,165,448

2.  The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was approved based upon the following votes:

Votes for approval	5,113,121,487 60,908,756 14,273,655 0
Votes against
Abstentions
Broker non-votes

3. The proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers was approved based upon the following votes:

Votes for approval	4,040,691,508
Votes against	246,812,378
Abstentions	33,633,665
Broker non-votes	867,165,448

4. The shareholder proposal regarding report on lobbying activities was not approved based upon the following votes:

Votes for approval	233,751,666
Votes against	3,924,348,188
Abstentions	163,031,554
Broker non-votes	867,165,448

(c) Not applicable
(d) Not applicable

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: April 28, 2015	By: /s/ Margaret M. Madden Margaret M. Madden
Title: Vice President & Corporate Secretary Chief Governance Counsel